SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2004
                                                  ---------------


                                 TEN STIX, INC.
             (Exact name of Registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of Incorporation or organization)

         0-32323                                         20-1217659
  ---------------------                     ----------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)

3101 Riverside Drive, Idaho Springs, CO                 80452
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(Address of principal executive offices)               (Zip Code)

                                  303-567-0163
                ------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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Item 3.02 Unregistered Sale of Equity Securities.

     On August 26, 2004, the Company issued a total of 400,000 restricted shares of common stock valued at $1,200. 200,000 shares each issued each to Tony A. Cranford and Thomas E. Sawyer, officers and directors of the Company, in consideration and exchange for 1,100,000 shares of common stock Ten Stix Gaming, Inc., a Colorado corporation, thereby making Ten Stix Gaming, Inc., a wholly-owned subsidiary of the Company. Messrs. Cranford and Sawyer had formed Ten Stix Gaming, Inc., in February 2004 on behalf of the Company. These shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

     Also on August 26, 2004, the Company issued 2,500,000 shares of Series B Preferred Stock to Intercontinental Assets Corp., a Nevada corporation, in full satisfaction of and pursuant to the terms of certain $15,000 promissory note dated June 30, 2004, and amended as of August 26, 2004 and that certain Management Severance Agreement dated June 30, 2004, and amended August 26, 2004. (See Item 8.01 below). These shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant.

     As set forth above, on August 26, 2004, the Company issued 2,500,000 shares of Series B Preferred Stock to Intercontinental Assets Corp., a Nevada corporation, in full satisfaction of and pursuant to the terms of certain $15,000 promissory note dated June 30, 2004, and amended as of August 26, 2004 and that certain Management Severance Agreement dated June 30, 2004, and amended August 26, 2004.

     Pursuant to Section 2(a) of the Certificate of Designation, each share of the Series B Preferred Stock shall be entitled to one vote for each share of the Common Stock into which the Series B Preferred Stock is convertible as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     Pursuant to the terms of the Certificate of Designation of Series B Preferred Stock, the State Par Value of each shares of Series B Preferred Stock is $0.05. Pursuant to Section 5(a) of the Certificate of Designation, the holder of the Series B Preferred Stock may convert said shares to common stock at his option. Pursuant to Section 5(a), in the event of a conversion, the number of shares of Common Stock to be issued on account of each share of the Series B Preferred Stock shall be determined by dividing (i) the Adjusted Face Value plus the amount of any accrued but unpaid dividends thereon by (ii) $0.0005. Accordingly, each share of Series B Preferred Stock is convertible into 100 shares of common stock at option of the holder of the Series B Preferred Stock, for an aggregate of 250,000,000 shares of common stock.

     Accordingly, Intercontinental Assets Corp., the holder of 2,500,000 shares of Series B Preferred Stock shall have the right pursuant to Section 2(a) of the Certificate of Designation, to vote 250,000,000 shares of common stock which will effectively give Intercontinental Assets Corp voting control of the Company.

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Item 8.01 Other Events.

     Amendment to Promissory Note and Management Severance Agreement
     ----------------------------------------------------------------

     On August 26, 2004, the Company and Robert Brehm entered into an Amendment to that certain Promissory Note in the principal amount of $15,000 (the "Note") and Management Severance Agreement, both dated June 30, 2004. Pursuant to the terms of the Note and the Management Severance Agreement, Brehm, at his option could elect to convert the Note into the 37,764,600 shares of common stock which the Company was redeeming from Rapid Funding, LLC (in satisfaction of the Stipulation entered into between the Corporation and Rapid Funding), and such additional shares of common stock based on the outstanding shares as of the date of the next annual meeting of shareholders, which was held on August 5, 2004, so that Brehm would be the holder of 51% of the outstanding common stock of the Corporation.

     In addition, the Management Severance Agreement also provided that Brehm at his option may convert the shares of common stock received in satisfaction of the $15,000 Note to 2,500,000 shares of Series B Preferred Stock.

     On August 23, 2004, Brehm notified the Company of his election to convert the Note to common stock pursuant to the terms of the Note and the Management Severance Agreement and then convert the common stock pursuant to the Management Severance Agreement to 2,500,000 shares of Series B Preferred Stock.

     As a matter of administrative and cost efficiency, the Company and Brehm desire Amended the Note and Management Severance Agreement to reflect that the
Note is convertible directly into 2,500,000 shares of Series B Preferred Stock. A copy of the Amendment is attached hereto as Exhibit 99.1

     Accordingly, on August 26, 2004, the Company issued 2,500,000 shares of Series B Preferred Stock to Intercontinental Assets Corp., a Nevada corporation, in full satisfaction of and pursuant to the terms of certain $15,000 promissory note dated June 30, 2004, and amended as of August 26, 2004 and that certain Management Severance Agreement dated June 30, 2004, and amended August 26, 2004. (See Item 3.02 above).


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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                Ten Stix, Inc.
                                                (Registrant)

                                                /S/ Thomas E. Sawyer
Date: September 2, 2004                         --------------------------------
                                                By: Thomas E. Sawyer
                                                Its: President and CEO


                                                /S/ Tony A. Cranford
Date: September 2, 2004                         --------------------------------
                                                By: Tony A. Cranford
                                                Its:  Secretary


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                                INDEX TO EXHIBITS

Exhibit Number                    Exhibit
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99-1                              Amendment